Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5049	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY FIRST QUARTER 2019 FINANCIAL RESULTS

Price and volume momentum in Paper drive strong results

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	First quarter 2019 net earnings of $1.27 per share; earnings before items[1] of $1.44 per share
•	Paper prices $30 per ton higher quarter-over-quarter
•	Paper shipments increased 2% quarter-over-quarter

Fort Mill, SC, May 1, 2019 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $80 million ($1.27 per share) for the first quarter of 2019 compared to net earnings of $87 million ($1.38 per share) for the fourth quarter of 2018 and net earnings of $54 million ($0.86 per share) for the first quarter of 2018. Sales for the first quarter of 2019 were $1.4 billion.

Excluding items listed below, the Company had earnings before items1 of $91 million ($1.44 per share) for the first quarter of 2019 compared to earnings before items1 of $103 million ($1.63 per share) for the fourth quarter of 2018 and earnings before items1 of $55 million ($0.87 per share) for the first quarter of 2018.

ITEMS

Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
First quarter 2019

● Margin improvement plan	Personal Care	Impairment of property, plant and equipment	$10	$8	$0.12

● Margin improvement plan	Personal Care	Closure and restructuring costs	$4	$3	$0.05

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
Fourth quarter 2018

● Margin improvement plan	Personal Care	Impairment of property, plant and equipment	$7	$5	$0.08

● Margin improvement plan	Personal Care	Closure and restructuring costs	$8	$6	$0.09

● U.S. Tax Reform	Corporate	Income tax expense	$5	$5	$0.08

First quarter 2018

● Litigation settlement	Corporate	Other operating loss, net	$2	$2	$0.03

● Gain on disposal of property, plant and equipment	Pulp and Paper	Other operating income, net	$1	$1	$0.02

QUARTERLY REVIEW

“We had a solid performance from Pulp and Paper despite a wood fiber shortage that negatively impacted costs and output,” said John D. Williams, President and Chief Executive Officer. “Price and volume momentum in paper continued in a favorable market environment, which led to strong productivity and a good cost performance. The pulp business was impacted by lower prices while higher internal pulp shipments due to wood fiber constraints negatively impacted our volumes. Nevertheless, we continued to improve and increase overall productivity and manage costs through saving initiatives.

Mr. Williams added, “In Personal Care, our margins improved driven by better productivity and operational efficiencies as our new customer ramp-up accelerates. We also successfully implemented price increases in both North America and Europe helping to partially offset raw material cost headwinds. Our teams continue to deliver on our margin improvement plan which is expected to progress throughout the year.”

Operating income was $115 million in the first quarter of 2019 compared to operating income of $133 million in the fourth quarter of 2018. Depreciation and amortization totaled $73 million in the first quarter of 2019.

Operating income before items1 was $129 million in the first quarter of 2019 compared to an operating income before items1 of $148 million in the fourth quarter of 2018.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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(In millions of dollars)	1Q 2019	4Q 2018

Sales	$1,376	$1,390
Operating income (loss)
Pulp and Paper segment	144	148
Personal Care segment	(8)	(12)
Corporate	(21)	(3)
Total operating income	115	133
Operating income before items[1]	129	148
Depreciation and amortization	73	75

The decrease in operating income in the first quarter of 2019 was the result of higher selling, general and administrative expenses, higher raw material costs and lower volume in pulp. These factors were partially offset by higher average selling prices for paper, lower fixed and other costs and favorable exchange rates.

When compared to the fourth quarter of 2018, manufactured paper shipments were up 2% and pulp shipments decreased 12%. The shipments-to-production ratio for paper was 97% in the first quarter of 2019, compared to 95% in the fourth quarter of 2018. Paper inventories increased by 22,000 tons, and pulp inventories increased by 24,000 metric tons when compared to the fourth quarter of 2018.

LIQUIDITY AND CAPITAL

Cash flow from operating activities amounted to $55 million and capital expenditures were $46 million, resulting in free cash flow1 of $9 million for the first quarter of 2019. Domtar’s net debt-to-total capitalization ratio1 stood at 23% at March 31, 2019 and at December 31, 2018.

OUTLOOK

Our paper shipments should benefit from higher demand from our customers following the industry capacity closures while our paper prices will further improve as we continue to implement our recently announced price increases. The second quarter will be adversely affected by seasonally higher maintenance activity in our Pulp and Paper business as we move into the annual shutdowns at some of our major facilities. Personal Care is expected to benefit from our margin improvement plan and the ramp-up of a new customer, partially offset by further raw material cost inflation.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its first quarter 2019 financial results. Financial analysts are invited to participate in the call by dialing 1 (888) 394-8218 (toll free - North America) or 1 (323) 701-0225 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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The Company will release its second quarter 2019 earnings results on August 1, 2019 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.5 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2018 as filed with the SEC and as updated by subsequently filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended
	March 31,	March 31,
	2019	2018
	(Unaudited)
	$	$
Selected Segment Information
Sales
Pulp and Paper	1,147	1,100
Personal Care	247	262
Total for reportable segments	1,394	1,362
Intersegment sales	(18)	(17)
Consolidated sales	1,376	1,345
Depreciation and amortization
Pulp and Paper	57	61
Personal Care	16	18
Total for reportable segments	73	79
Impairment of property plant and equipment - Personal Care	10	—
Consolidated depreciation and amortization and impairment of property, plant and equipment	83	79
Operating income (loss)
Pulp and Paper	144	76
Personal Care	(8)	8
Corporate	(21)	(7)
Consolidated operating income	115	77
Interest expense, net	13	16
Non-service components of net periodic benefit cost	(3)	(4)
Earnings before income taxes and equity loss	105	65
Income tax expense	24	11
Equity loss, net of taxes	1	—
Net earnings	80	54
Per common share (in dollars)
Net earnings
Basic	1.27	0.86
Diluted	1.27	0.86
Weighted average number of common shares outstanding (millions)
Basic	63.0	62.7
Diluted	63.2	62.9
Cash flows from operating activities	55	90
Additions to property, plant and equipment	46	25

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended
	March 31,	March 31,
	2019	2018
	(Unaudited)
	$	$

Sales	1,376	1,345
Operating expenses
Cost of sales, excluding depreciation and amortization	1,052	1,084
Depreciation and amortization	73	79
Selling, general and administrative	123	110
Impairment of property, plant and equipment	10	—
Closure and restructuring costs	4	—
Other operating income, net	(1)	(5)
	1,261	1,268
Operating income	115	77
Interest expense, net	13	16
Non-service components of net periodic benefit cost	(3)	(4)
Earnings before income taxes and equity loss	105	65
Income tax expense	24	11
Equity loss, net of taxes	1	—
Net earnings	80	54
Per common share (in dollars)
Net earnings
Basic	1.27	0.86
Diluted	1.27	0.86
Weighted average number of common shares outstanding (millions)
Basic	63.0	62.7
Diluted	63.2	62.9

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	March 31,	December 31,
	2019	2018
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	94	111
Receivables, less allowances of $7 and $6	699	670
Inventories	813	762
Prepaid expenses	25	24
Income and other taxes receivable	21	22
Total current assets	1,652	1,589
Property, plant and equipment, net	2,564	2,605
Operating lease right-of-use assets	81	—
Intangible assets, net	587	597
Other assets	138	134
Total assets	5,022	4,925
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	3	—
Trade and other payables	675	757
Income and other taxes payable	49	25
Operating lease liabilities due within one year	25	—
Long-term debt due within one year	1	1
Total current liabilities	753	783
Long-term debt	853	853
Operating lease liabilities	65	—
Deferred income taxes and other	477	476
Other liabilities and deferred credits	266	275
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,982	1,981
Retained earnings	1,075	1,023
Accumulated other comprehensive loss	(450)	(467)
Total shareholders' equity	2,608	2,538
Total liabilities and shareholders' equity	5,022	4,925

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the three months ended
	March 31, 2019	March 31, 2018
	(Unaudited)
	$	$
Operating activities
Net earnings	80	54
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	73	79
Deferred income taxes and tax uncertainties	(3)	(3)
Impairment of property, plant and equipment	10	—
Net gains on disposals of property, plant and equipment	—	(1)
Stock-based compensation expense	2	3
Equity loss, net	1	—
Other	—	(1)
Changes in assets and liabilities
Receivables	(30)	(2)
Inventories	(49)	(13)
Prepaid expenses	—	(2)
Trade and other payables	(69)	(37)
Income and other taxes	26	16
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	1	—
Other assets and other liabilities	13	(3)
Cash flows from operating activities	55	90
Investing activities
Additions to property, plant and equipment	(46)	(25)
Proceeds from disposals of property, plant and equipment	—	1
Other	—	(4)
Cash flows used for investing activities	(46)	(28)
Financing activities
Dividend payments	(27)	(26)
Net change in bank indebtedness	3	—
Proceeds from receivables securitization facility	20	—
Repayments of receivables securitization facility	(20)	(25)
Other	(1)	—
Cash flows used for financing activities	(25)	(51)
Net (decrease) increase in cash and cash equivalents	(16)	11
Impact of foreign exchange on cash	(1)	2
Cash and cash equivalents at beginning of period	111	139
Cash and cash equivalents at end of period	94	152
Supplemental cash flow information
Net cash payments for:
Interest	16	19
Income taxes	6	4

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2019	2018
			Q1	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings
	Net earnings	($)	80	54	43	99	87	283
(+)	Impairment of property, plant and equipment	($)	8	—	—	—	5	5
(+)	Closure and restructuring costs	($)	3	—	—	—	6	6
(+)	Litigation settlement	($)	—	2	—	—	—	2
(-)	Net gains on disposals of property, plant and equipment	($)	—	(1)	(2)	—	—	(3)
(-)	U.S. Tax Reform	($)	—	—	—	(7)	5	(2)
(=)	Earnings before items	($)	91	55	41	92	103	291
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	63.2	62.9	63.2	63.2	63.0	63.1
(=)	Earnings before items per diluted share	($)	1.44	0.87	0.65	1.46	1.63	4.61

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings
	Net earnings	($)	80	54	43	99	87	283
(+)	Equity loss, net of taxes	($)	1	—	—	1	1	2
(+)	Income tax expense	($)	24	11	8	3	35	57
(+)	Interest expense, net	($)	13	16	16	15	15	62
(+)	Depreciation and amortization	($)	73	79	79	75	75	308
(+)	Impairment of property, plant and equipment	($)	10	—	—	—	7	7
(-)	Net gains on disposals of property, plant and equipment	($)	—	(1)	(3)	—	—	(4)
(=)	EBITDA	($)	201	159	143	193	220	715
(/)	Sales	($)	1,376	1,345	1,353	1,367	1,390	5,455
(=)	EBITDA margin	(%)	15%	12%	11%	14%	16%	13%
	EBITDA	($)	201	159	143	193	220	715
(+)	Closure and restructuring costs	($)	4	—	—	—	8	8
(+)	Litigation settlement	($)	—	2	—	—	—	2
(=)	EBITDA before items	($)	205	161	143	193	228	725
(/)	Sales	($)	1,376	1,345	1,353	1,367	1,390	5,455
(=)	EBITDA margin before items	(%)	15%	12%	11%	14%	16%	13%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2019	2018
			Q1	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	55	90	177	70	217	554
(-)	Additions to property, plant and equipment	($)	(46)	(25)	(37)	(49)	(84)	(195)
(=)	Free cash flow	($)	9	65	140	21	133	359

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	3	—	1	—	—
(+)	Long-term debt due within one year	($)	1	1	1	1	1
(+)	Long-term debt	($)	853	1,103	1,103	1,103	853
(=)	Debt	($)	857	1,104	1,105	1,104	854
(-)	Cash and cash equivalents	($)	(94)	(152)	(264)	(256)	(111)
(=)	Net debt	($)	763	952	841	848	743
(+)	Shareholders' equity	($)	2,608	2,493	2,458	2,553	2,538
(=)	Total capitalization	($)	3,371	3,445	3,299	3,401	3,281
	Net debt	($)	763	952	841	848	743
(/)	Total capitalization	($)	3,371	3,445	3,299	3,401	3,281
(=)	Net debt-to-total capitalization	(%)	23%	28%	25%	25%	23%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2019

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'19	Q2'19	Q3'19	Q4'19	YTD	Q1'19	Q2'19	Q3'19	Q4'19	YTD	Q1'19	Q2'19	Q3'19	Q4'19	YTD	Q1'19	Q2'19	Q3'19	Q4'19	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	144	—	—	—	144	(8)	—	—	—	(8)	(21)	—	—	—	(21)	115	—	—	—	115
(+)	Impairment of property, plant and equipment	($)	—	—	—	—	—	10	—	—	—	10	—	—	—	—	—	10	—	—	—	10
(+)	Closure and restructuring costs	($)	—	—	—	—	—	4	—	—	—	4	—	—	—	—	—	4	—	—	—	4
(=)	Operating income (loss) before items	($)	144	—	—	—	144	6	—	—	—	6	(21)	—	—	—	(21)	129	—	—	—	129

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	144	—	—	—	144	6	—	—	—	6	(21)	—	—	—	(21)	129	—	—	—	129
(+)	Non-service components of net periodic benefit cost	($)	3	—	—	—	3	—	—	—	—	—	—	—	—	—	—	3	—	—	—	3
(+)	Depreciation and amortization	($)	57	—	—	—	57	16	—	—	—	16	—	—	—	—	—	73	—	—	—	73
(=)	EBITDA before items	($)	204	—	—	—	204	22	—	—	—	22	(21)	—	—	—	(21)	205	—	—	—	205
(/)	Sales	($)	1,147	—	—	—	1,147	247	—	—	—	247	—	—	—	—	—	1,394	—	—	—	1,394
(=)	EBITDA margin before items	(%)	18%	—	—	—	18%	9%	—	—	—	9%	—	—	—	—	—	15%	—	—	—	15%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2018

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care				Corporate					Total
			Q1'18	Q2'18	Q3'18	Q4'18	Year	Q1'18	Q2'18	Q3'18	Q4'18	Year	Q1'18	Q2'18	Q3'18	Q4'18	Year	Q1'18	Q2'18	Q3'18	Q4'18	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	76	79	135	148	438	8	2	(3)	(12)	(5)	(7)	(19)	(18)	(3)	(47)	77	62	114	133	386
(+)	Impairment of property, plant and equipment	($)	—	—	—	—	—	—	—	—	7	7	—	—	—	—	—	—	—	—	7	7
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	(3)	—	—	(4)	—	—	—	—	—	—	—	—	—	—	(1)	(3)	—	—	(4)
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	—	—	8	8	—	—	—	—	—	—	—	—	8	8
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	2	—	—	—	2	2	—	—	—	2
(=)	Operating income (loss) before items	($)	75	76	135	148	434	8	2	(3)	3	10	(5)	(19)	(18)	(3)	(45)	78	59	114	148	399

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	75	76	135	148	434	8	2	(3)	3	10	(5)	(19)	(18)	(3)	(45)	78	59	114	148	399
(+)	Non-service components of net periodic benefit cost	($)	4	6	4	5	19	—	—	—	—	—	—	(1)	—	—	(1)	4	5	4	5	18
(+)	Depreciation and amortization	($)	61	61	58	58	238	18	18	17	17	70	—	—	—	—	—	79	79	75	75	308
(=)	EBITDA before items	($)	140	143	197	211	691	26	20	14	20	80	(5)	(20)	(18)	(3)	(46)	161	143	193	228	725
(/)	Sales	($)	1,100	1,123	1,146	1,154	4,523	262	247	237	254	1,000	—	—	—	—	—	1,362	1,370	1,383	1,408	5,523
(=)	EBITDA margin before items	(%)	13%	13%	17%	18%	15%	10%	8%	6%	8%	8%	—	—	—	—	—	12%	10%	14%	16%	13%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2019	2018
		Q1	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,147	1,100	1,123	1,146	1,154	4,523
Operating income	($)	144	76	79	135	148	438
Depreciation and amortization	($)	57	61	61	58	58	238
Paper
Paper Production	('000 ST)	757	739	739	743	757	2,978
Paper Shipments - Manufactured	('000 ST)	736	769	754	727	721	2,971
Communication Papers	('000 ST)	615	640	615	596	595	2,446
Specialty and Packaging Papers	('000 ST)	121	129	139	131	126	525
Paper Shipments - Sourced from 3rd parties	('000 ST)	23	28	26	30	25	109
Paper Shipments - Total	('000 ST)	759	797	780	757	746	3,080
Pulp
Pulp Shipments(a)	('000 ADMT)	349	374	377	390	395	1,536
Pulp Shipments mix(b):
Hardwood Kraft Pulp	(%)	2%	4%	3%	3%	3%	4%
Softwood Kraft Pulp	(%)	53%	58%	56%	56%	55%	56%
Fluff Pulp	(%)	45%	38%	41%	41%	42%	40%

Personal Care Segment
Sales	($)	247	262	247	237	254	1,000
Operating (loss) income	($)	(8)	8	2	(3)	(12)	(5)
Depreciation and amortization	($)	16	18	18	17	17	70
Impairment of property, plant and equipment	($)	10	—	—	—	7	7

Average Exchange Rates	$US / $CAN	1.329	1.264	1.290	1.307	1.321	1.296
	$CAN / $US	0.752	0.791	0.775	0.765	0.757	0.772
	€ / $US	1.136	1.229	1.192	1.163	1.141	1.181

(a)  Figures represent Pulp Shipments to third parties.

(b)  Percentages include Pulp Shipments to our Personal Care segment.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.